Filed Pursuant to Rule 424(b)(3)
Registration No. 333-208751

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 8 DATED SEPTEMBER 5, 2017
TO THE PROSPECTUS DATED APRIL 26, 2017

This document supplements, and should be read in conjunction with, our prospectus dated April 26, 2017, as supplemented by Supplement No. 1 dated April 26, 2017, Supplement No. 2 dated May 1, 2017, Supplement No. 3 dated May 17, 2017, Supplement No. 4 dated June 1, 2017, Supplement No. 5 dated July 3, 2017, Supplement No. 6 dated August 1, 2017 and Supplement No. 7 dated August 15, 2017. Unless otherwise defined herein, capitalized terms shall have the same meanings as set forth in the prospectus. The purpose of this supplement is to:

•	disclose our daily net asset value per share for our Class A, Class I and Class T shares for the month of August 2017
Historical NAV per Share
The following table sets forth the net asset value, or NAV, per share for the Class A, Class I and Class T shares of our common stock on each business day for the month of August 2017:

Date	NAV per Class A Share	NAV per Class I Share	NAV per Class T Share
August 1, 2017	$13.50	$13.60	$13.50
August 2, 2017	$13.49	$13.59	$13.49
August 3, 2017	$13.49	$13.58	$13.49
August 4, 2017	$13.49	$13.59	$13.49
August 7, 2017	$13.49	$13.59	$13.49
August 8, 2017	$13.48	$13.58	$13.48
August 9, 2017	$13.48	$13.58	$13.48
August 10, 2017	$13.48	$13.57	$13.48
August 11, 2017	$13.47	$13.57	$13.47
August 14, 2017	$13.49	$13.58	$13.49
August 15, 2017	$13.48	$13.58	$13.48
August 16, 2017	$13.48	$13.58	$13.48
August 17, 2017	$13.48	$13.58	$13.48
August 18, 2017	$13.47	$13.57	$13.47
August 21, 2017	$13.48	$13.58	$13.48
August 22, 2017	$13.48	$13.58	$13.48
August 23, 2017	$13.49	$13.58	$13.49
August 24, 2017	$13.49	$13.58	$13.48
August 25, 2017	$13.49	$13.58	$13.49
August 28, 2017	$13.48	$13.58	$13.48
August 29, 2017	$13.48	$13.58	$13.48
August 30, 2017	$13.49	$13.58	$13.49
August 31, 2017	$13.49	$13.59	$13.49
Purchases and redemptions of shares of our common stock are made in accordance with our policies as set forth in our prospectus. Our NAV per share is posted daily on our website at www.rreefpropertytrust.com and is made available on our toll-free, automated telephone line at (855) 285-0508.

Please refer to “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for important information about how our NAV is determined. Our NAV per share, which is updated at the end of each business day, along with our prospectus, as supplemented, are available on our website.